Exhibit 3.2

SECOND AMENDED AND RESTATED CODE OF REGULATIONS

OF

INFINITY PROPERTY AND CASUALTY CORPORATION

ARTICLE I

Meetings of Shareholders

Section 1. Annual Meetings. The annual meeting of shareholders of Infinity Property and Casualty Corporation (the “Corporation”) for the purpose of electing directors and transacting any other business as may be properly brought before the meeting shall be held at such time and on such date each year as may be fixed by the board of directors of the Corporation (the “Board of Directors”) and stated in the notice of the meeting.

Section 2. Special Meetings. Special meetings of the shareholders shall be called upon the written request of the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise twenty-five percent (25%) of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

Section 3. Notices of Meetings. Unless waived, written notice of each annual or special meeting stating the time, place, and the purposes thereof shall be given by personal delivery or by mail to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed, such notice shall be directed to the shareholder at his address as the same appears upon the records of the Corporation. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under this Code of Regulations (the “Regulations”).

Section 4. Place of Meetings. Meetings of shareholders may be held at such place, within or without the State of Ohio, as may be designated in the notice of such meeting.

Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Corporation’s articles of incorporation, as filed with the Secretary of State of the State of Ohio on July 2, 2018, as may be amended from time to time (the “Articles of Incorporation”), or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

Section 6. Record Date. The Board of Directors may fix a record date for any lawful purpose, including, without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or distribution, (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

If a record date shall not be fixed, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

Section 7. Proxies. A person who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

Section 8. Voting of Shares. Unless otherwise provided by the Articles of Incorporation, each outstanding share of the common stock of the Corporation shall be entitled to one vote in person or by proxy upon each matter submitted to a vote of shareholders.

Section 9. Action Without Meeting. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE II

Directors

Section 1. Powers. Except where the Ohio Revised Code, as amended from time to time (the “Ohio Revised Code”), the Articles of Incorporation, or these Regulations require action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors.

Section 2. Number of Directors. Until changed in accordance with the provisions of this section, the number of directors of the Corporation, none of whom need be shareholders, shall be not less than one. The number of directors may be fixed or changed at any annual meeting or at any special meeting called for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.

Section 3. Election of Directors. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election; but, unless such request is made, the election may be conducted in any manner approved at such meeting. At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.

Section 4. Chairman of the Board. The Board of Directors may, in its discretion, elect from among its members a Chairman of the Board of Directors and such Chairman, if elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 5. Term of Office. Each director shall hold office until the next election of directors and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.

Section 6. Removal. All the directors, or all the directors of a particular class, or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the directors, or all the directors of a particular class, are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed.

Section 7. Vacancies. Vacancies in the Board of Directors may be filled by a majority vote of the remaining directors until an election to fill such vacancies is had. Shareholders entitled to elect directors shall have the right to fill any vacancy in the Board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for that purpose, and any directors elected at any such meeting of shareholders shall serve until the next annual election of directors and until their successors are elected and qualified.

Section 8. Quorum and Transaction of Business. A majority of the whole number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the Board of Directors. Whenever less than a quorum is present at the time and place appointed for any meeting of the Board of Directors, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Annual Meeting. Annual meetings of the Board of Directors shall be held at such times and places, within or without the State of Ohio, as the Board of Directors may determine.

Section 10. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Ohio, as the Board of Directors may determine.

Section 11. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the president, any vice president, or any member of the Board of Directors, and shall be held at such times and places, within or without the State of Ohio, as may be specified in such call.

Section 12. Notice of Annual or Special Meetings. Notice of the time and place of each annual or special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to participate in the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed or sent electronically at least twenty-four (24) hours prior to the meeting and directed to the residence or email address of each director as shown upon the secretary’s records and, in the event of a meeting to be held through the use of communications equipment, such notice shall set forth the telephone number or other access information by which each director may join or participate in such meeting. The giving of notice shall be deemed to have been waived by any director who shall participate in such meeting and may be waived, in a writing, by any director either before or after such meeting.

Section 13. Compensation. The directors, as such, shall be entitled to receive such reasonable compensation for their services as may be fixed from time to time by resolution of the Board of Directors, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the Board be allowed such compensation for their services as the Board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

Section 14. By-laws. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.

Section 15. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

Section 16. Committees. The Board of Directors may, by resolution adopted by a majority of directors, designate one or more directors to constitute one or more committees to serve at the pleasure, and exercise the authority, of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by law. A committee of the Board of Directors does not have the authority to fill vacancies on the Board of Directors or any of its committees.

ARTICLE III

Officers

Section 1. General Provisions. The Board of Directors shall elect a president, such number of vice presidents as it may from time to time determine, a secretary and a treasurer and, in its discretion, a Chairman of the Board of Directors. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. Except for the Chairman of the Board of Directors, if any, the officers of the Corporation need not be chosen from among the members of the Board of Directors. Any two of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 2. Term of Office. The officers of the Corporation shall hold office at the pleasure of the Board of Directors and until their successors are chosen and qualified. The Board of Directors may remove any officer at any time, with or without cause. Except as otherwise set forth herein, a vacancy in any office, however created, shall be filled by the Board of Directors.

ARTICLE IV

Duties of Officers

Section 1. President. The president of the Corporation shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall preside at all meetings of shareholders, and, in the absence of the Chairman of the Board of Directors, or if a Chairman of the Board of Directors shall not have been elected, shall also preside at meetings of the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature, shall hold office at the pleasure of the Board of Directors and shall have all the powers and duties prescribed by Chapter 1701 of the Ohio Revised Code and such others as the Board of Directors may from time to time assign to him.

Section 2. Vice Presidents. The vice presidents, if appointed by the Board of Directors, shall hold office at the pleasure of the Board of Directors, shall have such powers and duties as may from time to time be assigned to them by the Board of Directors or the president and shall perform all duties incident to the office of vice president. At the request of the president, or in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the Board of Directors) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.

Section 3. Secretary. The secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of shareholders and directors; shall produce on request at each meeting of shareholders a certified list of shareholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the Board of Directors; and, in general, shall hold office at the pleasure of the Board of Directors and shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Board of Directors or the president.

Section 4. Treasurer. The treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his hands; and shall hold office at the pleasure of the Board of Directors, shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors or the president and shall perform all duties incident to the office of treasurer.

Section 5. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office at the pleasure of the Board of Directors, and perform such duties as the Board of Directors or the president may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

Section 6. Duties of Officers May be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.

Section 7. Contracts, Checks and Deposits. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such bank, savings and loan association, trust company or other depositories as the Board of Directors may select.

ARTICLE V

Indemnification and Insurance

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or that, being or having been such a director or officer of the Corporation, he or she is or was serving at the request of the Board of Directors or an officer of the Corporation as a director, officer, partner, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Chapter 1701 of the Ohio Revised Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys’ fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, rules or orders of the Securities and Exchange Commission or other federal or state acts, rules or regulations) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Except as provided in Section 2 of this Article V with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors.

The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or prosecuting any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. An advancement of expenses shall not be made if the Board of Directors makes a good faith determination that such payment would violate applicable law.

Section 2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article V is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article V upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 3. Nonexclusivity and Survival Rights. The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles of Incorporation, these Regulations, agreement, vote of shareholders or disinterested directors or otherwise.

Notwithstanding any amendment to or repeal of this Article V, or of any of the procedures established by the Board of Directors pursuant to Section 6 of this Article V, any indemnitee shall be entitled to indemnification and to advancement of expenses in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this Article V shall, notwithstanding any amendment to or repeal of this Article V, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this Article V (or the estate or personal representative of such person) for a period of six years after the date such person’s service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

Section 4. Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the

Corporation or another corporation, partnership, joint venture, trust, limited liability company or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 1701 of the Ohio Revised Code. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article V and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article V.

Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Section 6. Procedures for the Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article V, determination of the entitlement of any person thereto and review of any such determination.

ARTICLE VI

Certificates for Shares

Section 1. Uncertificated Shares. Unless otherwise determined by the Board of Directors, the shares of the Corporation shall be uncertificated shares. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to Section 1701.25(A) of the Ohio Revised Code.

Section 2. Transfer of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Regulations. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the registered holder thereof or by such other person as may under law be authorized to endorse such shares for transfer, or by such shareholder’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary or transfer agent of the Corporation. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share transfer records of the Corporation by an entry showing from and to whom those shares were transferred.

Section 3. Registered Shareholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

ARTICLE VII

Fiscal Year

The fiscal year of the Corporation shall end on December 31 in each year, or on such other date as may be fixed from time to time by the Board of Directors.

ARTICLE VIII

Seal

The Board of Directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the Corporation.

ARTICLE IX

Amendments

These Regulations may be amended, repealed or otherwise altered, at any meeting of shareholders called for such purpose by the affirmative vote of, or without a meeting by the written consent of, the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal. These Regulations may also be amended, repealed or otherwise altered at any meeting of the Board of Directors at which a quorum is present, by a majority of the members in attendance, except with respect to any provision that by virtue of the Ohio Revised Code, the Articles of Incorporation, or these Regulations requires action solely by the shareholders and subject to the power of the shareholders to change such action.